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                                                                 Exhibit 10.5
                                                                 EXECUTION COPY

                        TRANSITION SERVICES AGREEMENT


     This TRANSITION SERVICES AGREEMENT, dated as of December 1, 1997, is between CPC International Inc., a Delaware corporation ("CPC"), and Corn Products International, Inc., a Delaware corporation ("Corn Products").

                             W I T N E S S E T H

     WHEREAS, CPC and Corn Products have entered into a Distribution Agreement dated as of the date hereof (the "Distribution Agreement") pursuant to which, among other matters, each party has agreed to provide, or cause one or more of its subsidiaries to provide, to the other party, and its respective subsidiaries certain transitional administrative and support services on the terms set forth in this Agreement and the appendices hereto; and

     WHEREAS, CPC and Corn Products intend for this Agreement to be an Ancillary Agreement pursuant to the terms of the Distribution Agreement.

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:

                                  ARTICLE I

                              SERVICES PROVIDED

     1.1 Transition Services. Upon the terms and subject to the conditions set forth in an appendix hereto, each of which is made a part of this Agreement, each party will provide to the other the services indicated to be provided by such party in such appendix (a "Transition Service" or "Transition Services") during the time period set forth in such appendix (the "Time Periods").

     1.2 Personnel. In providing the Transition Services, each party, in its capacity as a provider and as it deems necessary or appropriate in its sole discretion, shall, unless otherwise agreed, use its own personnel. Unless otherwise agreed in writing, none of the individuals providing Transition Services to the recipient will be deemed to be employees of the recipient for any purpose.

     1.3 Level of Transition Services. (a) Each party providing Transition Services shall use commercially reasonable efforts to provide such services in a satisfactory and timely manner and exercising the same degree of care as it exercises in performing the same or similar services for its own account as of the date of this Agreement, with priority equal to that provided to its own businesses or those of any of its affiliates, subsidiaries or divisions. Nothing in this Agreement shall require any


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party to favor the businesses of the other over its own businesses or those of any of its affiliates, subsidiaries or divisions.

     1.4 Force Majeure. Any failure or omission by a party in the performance of any obligation under this Agreement shall not be deemed a breach of this Agreement or create any liability, if the same arises from any cause or causes beyond the control of such party, including, but not limited to, the following, which, for purposes of this Agreement shall be regarded as beyond the control of each of the parties hereto: acts of God, fire, storm, flood, earthquake, governmental regulation or direction, acts of the public enemy, war, rebellion, insurrection, riot, invasion, strike or lockout; provided, however, that such party shall resume performance whenever such causes are removed if the applicable Time Period has not expired.

     1.5 Modification of Procedures. Each party may make changes from time to time in its standards and procedures for providing the Transition Services for which it is responsible hereunder to the degree it changes such Services for its own use.

     1.6 No Obligation to Continue to Use Services. Neither party shall have any obligation to continue to use any Transition Service. Either party may elect to stop receiving any Transition Service from the other party at any time by giving the other party not less than 30 days written notice.

     1.7 Provider Access. To the extent reasonably required for personnel to perform the Transition Services, the other party shall provide reasonable access, on an as needed basis, to its equipment, office space, plants, telecommunications and computer equipment and systems, and any other areas and equipment.

     1.8 Cooperation. Each party shall provide to the other on a timely basis any and all information which is necessary to provide the applicable Transition Services. The party shall be solely responsible for the timely delivery of such information, and the accuracy and completeness thereof.

     1.9 Ancillary Agreement. This agreement is an Ancillary Agreement to the Distribution Agreement and shall be governed by the provisions set forth therein except as specifically otherwise provided herein. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Distribution Agreement.

                                 ARTICLE II

                                COMPENSATION

     2.1 Consideration. For each Transition Service provided pursuant hereto, the receiving party shall pay the other the amount specified in the appendix relating to such Transition Service (with the understanding that there shall be no charge for informal telephone consultation); provided, that, in the event the appendix does not


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describe such amount, the receiving party shall pay an amount equal to 105% of the provider's fully allocated cost to provide such Transition Service.
Payment shall be made monthly based on an invoice from the provider to the recipient.

                                 ARTICLE III

                            TERM AND TERMINATION

     3.1 Term. This Agreement shall become effective on the Distribution Date and shall remain in force until the expiration of the longest Time Period specified in any appendix hereto, including any extension thereof, unless a recipient has elected to stop receiving all of the Transition Services in accordance with Section 1.6 above, or this Agreement is otherwise terminated.

     IN WITNESS WHEREOF, the parties hereto have caused this Transition Services Agreement to be executed the day and year first above written.

                                     CPC INTERNATIONAL INC.


                                     By:
                                        ---------------------------------------
                                        Name:
                                        Title:


                                     CORN PRODUCTS INTERNATIONAL, INC.

                                     By:
                                        ---------------------------------------
                                        Name:
                                        Title: